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                                                                  EXHIBIT 10.2


                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of March 29, 1997, by and among EDUCATIONAL MEDICAL, INC., a Delaware corporation ("EMI"), NEBRASKA ACQUISITION CORP., a Delaware corporation ("ACQUISITION"), EDUCATIONAL MANAGEMENT, INC., a Nebraska corporation ("MANAGEMENT"), RICHARD O. WIKERT, THE LILA RHUDE TRUST, THE SCOTT RHUDE TRUST, THE A. LAUREN RHUDE TRUST, and ROGER B. BOJENS (collectively, the "Shareholders") and Sacks Tierney P.A. ("Escrow Agent").

                             PRELIMINARY STATEMENT

         Management is a postsecondary educational institution with schools located in Omaha, Nebraska and Lincoln, Nebraska (individually a "School" and collectively, the "Schools"). EMI is a publicly traded corporation engaged in the operation of postsecondary educational institutions. Acquisition is a wholly owned subsidiary of EMI. Shareholders are the owners of Management.

         Pursuant to the provisions and subject to the conditions of that certain Agreement and Plan of Reorganization and the Plan of Merger of even date herewith (the "Agreement"), Management has been merged with and into Acquisition (the "Merger") whereby each outstanding share of Management common stock, par value $.01 per share ("Management Common Stock"), has been converted into 1.02857 shares of EMI Common Stock, par value $.01 per share ("Common Stock") (the "Exchange Ratio").

         The parties to the Agreement desire to enter into this Escrow Agreement for the purpose of setting forth certain representations, warranties, covenants, and further agreements with respect to the Merger.

                                   PROVISIONS

         All capitalized words, unless otherwise defined herein, have the same meanings as set forth in the Agreement.

         1. Section 7.1, Revision of Exchange Ratio, of the Agreement provides that the Exchange Ratio shall be adjusted with respect to any and all liabilities arising from the resolution of (a) the alleged compliance deficiencies asserted by DOE as of March 29, 1997 in its current program review (PRCN: 199540712076, the "DOE Review"), including without limitation Management's practices regarding the calculation of student refunds, the maintenance of supporting documents in student files and the monitoring of satisfactory academic progress regardless of whether such compliance deficiencies occurred at the Facility located in Lincoln, Nebraska, which is the subject of such the DOE Review, or the same compliance deficiencies occurred at the Omaha,


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Nebraska Facility and regardless of when such compliance deficiencies occurred prior to the date hereof (the "Program Compliance Deficiencies"), and (b) the fund administration errors described in the Title IV Financial Aid Audits , or as a result of excess cash held in financial aid accounts, or as a result of students receiving incorrect amounts of Title IV funds based on their hours in attendance, or non-compliance with the Regulations governing the administration of the Supplemental Educational Opportunity Grant program providing for awards first to be made to the neediest students utilizing the "0" expected family contribution index provided for in the applicable Regulations, in each of the cases provided for in this subclause (b), and regardless of the year or period, prior to the date hereof, to which such errors are attributable. Collectively the compliance deficiencies described in this subclause (b) are called "Administration Error Refunds") The adjustments described in subclauses (a) and (b) of the previous sentence are called the "Exchange Ratio Adjustments"). Any Exchange Ratio Adjustments shall take place as upon final payment to the DOE with respect to the relevant Program Compliance Deficiencies or Administration Error Refunds (a "Final DOE Payment").

         2. In the case of each Exchange Ratio Adjustment, the total number of shares of Common Stock of EMI into which the outstanding Shares of Common Stock of Management are converted (the "Conversion Stock") shall be reduced by 1.02857 shares of EMI Common Stock for each dollar of such Exchange Ratio Adjustment(s), provided however, that no Exchange Ratio Adjustment shall be made if, and to the extent, previously reflected in a prior adjustment. To facilitate such adjustment, each of the shareholders of Management shall place in escrow (the "DOE Compliance Adjustment Escrow") with counsel for Management (the "Escrow Agent") 12.48% of the shares of Conversion Stock acquired by such shareholder pursuant to the terms of this Agreement until 10 business days following, but not including, the date upon which Management's liability has been established with respect to each of (a) the DOE Adjustments and (b) the Administration Error Refunds (the "Escrow Termination Date"). For purposes of this Agreement, liability shall be conclusively established upon the earlier of the relevant final DOE Payment with respect to applicable instances of Program Compliance Deficiencies or Administration Error Refunds or final settlement indicating no liability is due to the DOE with respect thereto which final settlement will be conclusively evidenced by the DOE's final acceptance of the audit of the Title IV Financial Aid Programs for the applicable period submitted by Management or its successor. Upon such termination, the number of remaining Conversion Shares shall be distributed to the relevant Management shareholders. In addition, beginning September 30, 1997 there shall be released from the DOE Adjustment Escrow each calendar quarter that number of shares of EMI common stock which have a value as (computed on the basis of the value of the EMI stock used in computing the Exchange Ratio) which exceeds 150% of the amount Exchange Ratio Adjustments which have been asserted by the DOE or which EMI, after consultation with the Management shareholders entitled to receive such shares, shall in good faith determine are reasonably likely to be asserted by the DOE.



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         3.      If and when any Exchange Ratio Adjustment is to be made
pursuant to this Agreement, or any Conversion Shares are to be released from the DOE Compliance Adjustment Escrow, EMI or one or more Shareholders shall promptly give each of the other parties to this Agreement and the Escrow Agent notice thereof, along with a detailed calculation of the Exchange Ratio Adjustment or number of Conversion Shares to be released (the "Adjustment Notice"). If, prior to 5:00 p.m. in Phoenix, Arizona, five business days following such delivery of the Adjustment Notice no other party has delivered notice to the Escrow Agent and each of the other parties of its objection (a "Adjustment Objection") the Escrow Agent shall immediately deliver to EMI or the Shareholders, as the case may be, an appropriate number of the Conversion Shares and any dividends paid or accrued with respect thereto in accordance with the terms of the Adjustment Notice. If any of the parties deliver an Adjustment Objection, the Escrow Agreement shall continue to hold such Conversion Shares in accordance with the terms of the Escrow Agreement. Upon the Escrow Termination Date the Escrow Agent shall deliver all Conversion Shares held by it, as to which no claim has been asserted pursuant to this section, to the appropriate Shareholder in accordance with the terms of this Agreement.

         4. In order to induce the Escrow Agent to act under this Agreement, the parties hereto jointly and severally agree as follows:

                          (i) The Escrow Agent shall not in any way be bound or affected by any notice or modification or cancellation of this Agreement unless in writing, signed by all parties hereto, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be satisfactory to the Escrow Agent. The Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing (including but not limited to any instructions given to it under (3), above) without being required to determine the authenticity or the correctness of any fact stated therein, the propriety of validity of the service thereof, or the jurisdiction of the court issuing such judgment or order.

                          (ii) The Escrow Agent may act in reliance upon any document, instrument or signature believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

                          (iii) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter(s) connection herewith, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with its counsel, which shall include any attorney employed by it, and the Escrow Agent


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         shall not be liable for any action taken, suffered or omitted by it in accordance with the advice (whether written or oral) of such counsel.

                          (iv) This Agreement sets forth exclusively the Escrow Agent's duties with respect to any and all matters pertinent hereto. The Escrow Agent shall not refer to, and shall not be bound by, the provisions of any other agreement.

                          (v) The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to all parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all cash, documents and all other property then held by the Escrow Agent hereunder shall be delivered by it to such persons as may be designated in writing by all parties hereto, whereupon all its prospective obligations as Escrow Agent hereunder shall cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver same to a person designated by all parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. In addition, the Escrow Agent shall be discharged of its prospective duties and obligations hereunder upon its interpleading in a court of competent jurisdiction all of the funds and property then held by it hereunder. All parties hereto hereby submit to the personal jurisdiction of said court (but solely for the purpose of implementing this Agreement) and waive all rights to contest said jurisdiction. However, the Escrow Agent's resignation and/or interpleading of the Property shall not in any manner affect or impair any of its obligations under this Agreement.

                          (vi) The parties hereto shall be jointly and severally obligated to reimburse the Escrow Agent for all its fees, costs and expenses in connection herewith, including reasonable counsel fees, and to indemnify it and hold it harmless against any claim asserted against it or any liability, loss or damage incurred by it in connection herewith.

                          (vii) Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any securities, cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

                          (viii) EMI and Acquisition acknowledge that the Escrow Agent is general counsel of the Shareholders and Management, and agree that no action taken by the Escrow Agent under this Agreement shall affect or impair the right of the Escrow Agent to represent the Shareholders and Management in any matter, including an interpleader action pursuant to this Agreement.


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         5. Miscellaneous.  This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns.
This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement represents the entire understanding of the parties hereto, and supersedes any and all other prior agreements between the parties. The terms and provisions of this Agreement cannot be terminated or modified or amended except in writing and signed by the party against whom enforcement is sought. This Agreement shall be construed in accordance with the laws of the state of Arizona, and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent subject-matter jurisdiction in the county of Maricopa, state of Arizona, and each party waives objection to such jurisdiction and venue.
The provisions of this Agreement are severable, and any invalidity, unenforceability or illegality in any provision or provisions hereof shall not affect the remaining provisions of this Agreement. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of the amount of attorneys' fees and disbursements actually billed to such party in connection herewith, including fees and disbursements on one or more appeals.

         6. All notices required or allowed hereunder shall be in writing and shall be deemed given upon (i) hand delivery or (ii) deposit of same in the United States Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the party for whom intended at their address written in the first paragraph hereof, or such other address as is most recently noticed for such party as aforesaid.





                     SIGNATURES CONTAINED ON FOLLOWING PAGE


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         IN WITNESS WHEREOF,  the parties have caused this Escrow to be duly executed and delivered, as of the date first above written.

                                     EDUCATIONAL MEDICAL, INC.


                                     By: /S/ GARY D. KERBER
                                         ---------------------------------------
                                              Authorized Signatory

                                     NEBRASKA ACQUISITION CORP.


                                     By: /S/ GARY D. KERBER
                                         ---------------------------------------
                                              Authorized Signatory

                                     /S/ RICHARD O. WIKERT
                                     -------------------------------------------
                                     RICHARD O. WIKERT

                                     THE LILA RHUDE TRUST


                                     By:  /S/ LILA J. RHUDE
                                          --------------------------------------
                                              Authorized Signatory

                                     THE SCOTT L. RHUDE TRUST


                                     By:  /S/ SCOTT L. RHUDE
                                          --------------------------------------
                                              Authorized Signatory

                                     THE A. LAUREN RHUDE TRUST


                                     By:  /S/ A. LAUREN RHUDE
                                          -----------------------------
                                              Authorized Signatory


                                     /S/ ROBER B. BOJENS
                                     -------------------------------------------
                                     ROGER  B. BOJENS



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                           ACCEPTANCE OF ESCROW AGENT

         Sacks Tierney P.A. acknowledges receipt of the foregoing Agreement and agrees to act as Escrow Agent under its terms.

                                     SACKS TIERNEY P.A.



                                     By: /S/ MICHAEL R. ROONEY, ESQ.
                                         ---------------------------
                                            Authorized Signatory



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